EXHIBIT 99.1

PRESS RELEASE

NEXSCIENT® LAUNCHES NXNT LABS

Accelerating Commercialization of AI-Driven Enterprise Applications

LOS ANGELES, CA / ACCESSWIRE / FEBRUARY 3, 2025 / -- Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence (AI) applications and intelligent enterprise solutions, is proud to announce the launch of its new business unit, NXNT Labs (“Labs”).  This groundbreaking initiative is dedicated to fostering collaboration with corporate partners, academic institutions, and research organizations to drive innovation and accelerate the adoption of cutting-edge technologies, including AI, quantum computing, and blockchain, across diverse industries.

“With NXNT Labs, we are creating a focused platform to fast-track the commercialization and deployment of AI-driven products and services,” said Fred E. Tannous, President & CEO of Nexscient.  “This initiative positions Nexscient as a key player in turning emerging technologies into real-world solutions.  It also establishes a collaborative ecosystem that unites entrepreneurs, corporate partners, and academic leaders to unlock transformative innovations,” he added.

Consistent with Nexscient’s mission, NXNT Labs aims to deliver strategic guidance, financial resources, and access to key industry stakeholders to catalyze the adoption of emerging technologies.  The unit will also advocate for the shared benefits of these technologies, ensuring a positive impact on industries and communities alike.

“The establishment of NXNT Labs is a pivotal step in refining our approach to partnerships and research collaborations,” Tannous continued.  “Our goal is to advance AI and other transformative technologies by creating an environment where innovation thrives, resulting in new opportunities and groundbreaking solutions for global challenges.”

This launch marks a critical milestone in Nexscient’s growth strategy.  While the company continues to enhance its flagship AegisOne intelligent enterprise application, NXNT Labs will unlock additional value by empowering external partners to integrate AI into solutions for industries such as manufacturing, cybersecurity, and financial technology.  Moreover, the division will spearhead advancements in Generative AI, redefining creative possibilities and expanding the boundaries of content creation.

About NXNT Labs

NXNT Labs, a division of Nexscient, Inc., is at the forefront of shaping an intelligent and interconnected world through its unique collaborative commercialization model.  The Labs division offers a comprehensive suite of resources, including funding, strategic guidance, and technical expertise, empowering developers and businesses to create, deploy, and monetize next-generation enterprise applications powered by cutting-edge AI technologies.  With a mission to drive the evolution of AI and make these advancements accessible to all, NXNT Labs is committed to supporting and scaling innovative solutions that deliver real-world impact.  By prioritizing practical and scalable applications, NXNT Labs not only fosters AI-driven innovation but ensures that these technologies are democratized and readily adoptable by businesses and consumers alike.  For more information, please visit https://nxntlabs.ai/

About Nexscient, Inc.

Nexscient® is an emerging-growth company that’s building a collaborative network of intelligent enterprise applications and technologies through internal development, synergistic acquisitions, and capital investments in companies involved in machine learning, artificial intelligence, and the Industrial Internet of Things technologies.  Our flagship product, AegisOne, introduces a subscription-based, Software-as-a-Service platform that incorporates innovative technologies to offer intelligent enterprise solutions for businesses across several industries.  As part of our growth strategy, we also seek to acquire and integrate synergistic companies and technologies into our collaborative network, further expanding our service offerings while enhancing shareholder value.  For more information, please visit https://nexscient.ai.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of our products and services.  You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time.  These documents are available on the SEC Filings section of the Investor Relations section of our website at https://nexscient.ai. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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COMPANY CONTACT:

Investor Relations

ir@nexscient.com

(800) 785-6070

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